UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On January 22, 2003, the Board of Directors adopted the Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan, effective April 28, 2003 (“2003 Plan”). Under the 2003 Plan, non-employee directors could elect in advance to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock components of their annual retainer. The deferred amounts are converted into deferred stock units and are distributed, upon termination of service on the Board of Directors, in the form of shares of Del Monte common stock. Such distribution is made, at the participating non-employee director’s election, either in a lump sum or in equal annual installments over not more than fifteen years. Non-employee directors were first able to make such elections with respect to their annual retainers for fiscal 2004. Deferred stock units issued in connection with deferrals made under the 2003 Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte 2002 Stock Incentive Plan.

On October 22, 2004, the American Jobs Creation Act of 2004 (“Act”) was enacted by Congress. Certain provisions of the Act codified and changed rules applicable to deferred compensation plans and arrangements, effective as of January 1, 2005. These changes affect the timing and payout of deferral elections and changes to such elections. Compensation deferred after December 31, 2004, or materially modified after October 3, 2004, will be subject to the new rules and, if not compliant with the new rules, could result in full, immediate taxation of the amounts deferred plus a 20% excise tax.

Amounts deferred under the 2003 Plan prior to December 31, 2004 are earned and vested prior to December 31, 2004 and accordingly may be taxed in accordance with the rules in effect prior to the effectiveness of the Act. To confirm that these deferrals would be treated subject to the tax rules applicable prior to the effectiveness of the Act, on December 16, 2004, the Board of Directors froze the 2003 Plan effective as of December 31, 2004. No new deferrals will be allowed under the 2003 Plan after December 31, 2004, but existing deferrals will continue to be administered in accordance with the terms of the 2003 Plan.

Additionally, on December 16, 2004, the Board of Directors adopted the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, effective January 1, 2005 (“2005 Plan”). The 2005 Plan is substantially similar to the 2003 Plan. However, the 2005 Plan is intended to comply with the Act. As compared to the 2003 Plan, the 2005 Plan has (1) eliminated any in-service distribution, other than for an unforeseeable financial emergency; (2) eliminated the discretion of the Compensation Committee in determining the form and distribution date of benefits; and (3) added restrictions as required by the Act on an individual’s ability to change payout terms for existing deferrals. Similar to the 2003 Plan, under the 2005 Plan, non-employee directors may elect in advance to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock components of their annual retainer. The deferred amounts are converted into deferred stock units and are distributed, upon termination of service on the Board of Directors, in the form of shares of Del Monte common stock. Such distribution is made, at the participant’s election, either in a lump sum or in equal annual installments over not more than fifteen years. Non-employee directors were first able to make such elections with respect to their annual retainers for calendar year 2005, by executing a Del Monte Foods

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Company 2005 Non-Employee Director Deferred Compensation Plan – Plan Agreement – 2005. Deferred stock units issued in connection with deferrals made under the 2005 Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte 2002 Stock Incentive Plan.

The foregoing summaries of the material provisions of (i) the 2003 Plan, as amended December 16, 2004 to freeze the 2003 Plan, (ii) the 2005 Plan, as adopted December 16, 2004, and (iii) the related Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan – Plan Agreement – 2005 do not purport to be complete and are qualified in their entirety by reference to the Plans and agreement filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.1	Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan**
10.2	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan **
10.3	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan – Plan Agreement – 2005**

**	indicates a management contract or compensatory plan or arrangement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 21, 2004	By:	James Potter
		Name:	James Potter
		Title:	Secretary

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EXHIBIT INDEX

Exhibit	Description
10.1	Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan**
10.2	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan **
10.3	Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan – Plan Agreement – 2005**

**	indicates a management contract or compensatory plan or arrangement

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